                                                                    EXHIBIT 99.1

FOR RELEASE:      Immediately

CONTACT:          Victor J. Galan
                  Chairman of the Board and CEO
                  (787) 766-8301

         R&G FINANCIAL REPORTS 62% INCREASE IN EARNINGS FOR THE QUARTER ENDED MARCH 31, 2002

San Juan, Puerto Rico, April 22, 2002 -- R&G Financial Corporation ("the Company") (NASDAQ:RGFC), today reported record financial results for the quarter ended March 31, 2002. Net income for the first quarter of 2002 amounted to a record $21.5 million, compared to income of $13.3 million before the cumulative effect of a change in accounting principle for the first quarter of 2001, an increase of 62%. For the first quarter of 2002, consolidated earnings per diluted share were $0.58, compared to $0.39 per diluted share before the cumulative effect of a change in accounting principle for the first quarter of 2001, an increase of 49%. The Company's ROA and ROE improved during the quarter ended March 31, 2002 to 1.81% and 23.17%, respectively, from 1.48% and 19.31%, respectively, during the quarter ended March 31, 2001.

         During the quarter ended March 31, 2002, the Company's net interest income rose to $32.0 million compared to $18.2 million in the 2001 comparative quarter, an increase of 76%, as a result of improvements in R&G Financial's net interest margin, as well as a record volume of earning assets. The Company continued to increase its portfolio of tax-exempt securities, and extend the maturities of its borrowings at lower rates of interest, which will continue to benefit the Company's net interest income in future periods.

         Net gain on origination and sale of loans increased 18% to $17.7 million during the quarter ended March 31, 2002 from $15.0 million for the comparable 2001 period, due to increased volume of mortgage loan originations and sales as well as better margins in the sale of loans. Total loan production during the quarter ended March 31, 2002 increased 9% to $577 million, while internal loan originations, representing more than 98% of the Company's total loan production, increased 12% to $568 million. This level of loan originations reflects R&G Financial's strength in the market for new residential mortgage loans, as a result of the Company's continued diversification into corporate and construction lending, as well as increased volume in other residential mortgage loans.

         Mr. Victor J. Galan, Chairman and Chief Executive Officer of the Company, indicated: "We are very pleased to report another quarter of record earnings for R&G Financial. We believe we are positioned for continued growth and are optimistic that we will achieve another successful year for R&G Financial. We look forward to adding value and improving returns for our stockholders."


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         R&G Financial, currently in its 30th year of operations, is a diversified financial holding company with operations in Puerto Rico and the United States providing banking, mortgage banking, investments, consumer finance and insurance through its wholly-owned subsidiaries: R-G Premier Bank of Puerto Rico, one of the fastest growing commercial banks in Puerto Rico, R&G Mortgage Corporation, the second largest residential mortgage loan originator and servicer in Puerto Rico, Mortgage Store of Puerto Rico, Inc., a subsidiary of R&G Mortgage, Continental Capital Corporation, R&G Financial's New York based mortgage banking subsidiary, Home & Property Insurance Corp., a Puerto Rico Insurance agency, and R-G Investments Corporation, R&G Financial's new Puerto Rico broker-dealer, with a combined branch network of 68 branches (38 mortgage offices in Puerto Rico, 4 mortgage offices in New York and 26 bank branches in Puerto Rico). At March 31, 2002 the Company had $4.8 billion of total assets and $534.4 million of stockholders' equity.

         "SAFE HARBOR" STATEMENT UNDER THE PRIVACY SECURITIES LITIGATION REFORM ACT OF 1995

         Statements made in this Press Release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and R&G Financial assumes no obligation to update this information. Because actual results may differ materially from expectation, R&G Financial cautions readers not to place undue reliance on these statements. For a detailed discussion of the important factors affecting R&G Financial, please see the Company's Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarter ended September 30, 2001 filed with the Securities and Exchange Commission.



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
                                                                    At                        At                   At
                                                              March 31, 2002            Dec. 31, 2001        March 31, 2001
                                                              --------------            -------------        --------------
(Dollars in Thousands, except for per share data)

SELECTED BALANCE SHEET DATA
(Unaudited)

Total assets                                                      $4,831,428               $4,664,394            $3,671,472

Loans receivable, net                                              1,807,860                1,802,388             1,662,508

Mortgage loans held for sale                                         254,396                  236,434               152,507

Mortgage-backed securities held for trading                           77,966                   93,948               102,210

Mortgage-backed and investment securities available
for sale                                                           2,240,784                2,081,679             1,450,258

Mortgage-backed and investment securities held to
maturity                                                              74,369                   75,632                22,702

Servicing asset                                                      107,347                  105,147                97,451

Cash and cash equivalents                                            145,017                  157,709                85,553

Deposits                                                           2,014,676                2,061,224             1,740,004

Securities sold under agreements to repurchase
                                                                   1,439,618                1,396,939               892,318

Notes payable                                                        187,700                  195,587               173,076

Other borrowings                                                     538,360                  472,097               417,465

Stockholders' equity                                                 534,446                  459,121               389,462

Stockholders' equity per share                                        $10.27                   $10.07                 $8.56

Servicing portfolio                                               $7,311,066               $7,224,571            $6,791,561

Book Value of Servicing                                                1.47%                    1.46%                 1.44%



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
                                                                                                         Three Months
                                                                 Three Months Ended March 31,               Ended
                                                             ----------------------------------          ------------
                                                                                                           December
                                                                 2002                  2001               31,   2001
                                                             ------------          ------------          ------------
                                                                 (Dollars in Thousands, except for per share data)
SELECTED INCOME STATEMENT DATA                                                     (Unaudited)
REVENUES:

Net interest income                                          $     32,037          $     18,167          $     29,561

Provision for loan losses                                          (5,000)               (2,000)               (3,800)

Net interest income after provision for loan losses                27,037                16,167                25,761

Loan administration and servicing fees                              9,304                 8,023                 8,889

Net gain on origination and sale of loans                          17,710                15,038                18,211

Other                                                               3,873                 2,525                 3,621

   Total revenues                                                  57,924                41,753                56,482

OPERATING EXPENSES:

Employee compensation and benefits                                 10,008                 7,550                 9,450

Office occupancy and equipment                                      4,262                 3,902                 4,358

Other administrative and general                                   15,959                11,876                16,093

   Total expenses                                                  30,229                23,328                29,901

Income before income taxes and cumulative effect from
change in accounting principle                                     27,695                18,425                26,581

Income taxes                                                       (6,162)               (5,096)               (6,459)

INCOME BEFORE CUMULATIVE EFFECT FROM CHANGE IN
ACCOUNTING PRINCIPLE                                               21,533                13,329                20,122


CUMULATIVE EFFECT FROM CHANGE IN ACCOUNTING
PRINCIPLE, NET OF INCOME TAXES                                         --                  (323)                   --

Net income                                                   $     21,533          $     13,006          $     20,122

Less:  Preferred stock dividends                                   (3,095)               (1,759)               (2,720)

Net income available to common stockholders                  $     18,438          $     11,247          $     17,402

Earnings per share:

Income before cumulative effect per share - basic            $        .59          $        .40          $        .57

Income before cumulative effect per share - diluted          $        .58          $        .39          $        .56

Net income per common share - Basic                          $        .59          $        .39          $        .57

Net income per common share - Diluted                        $        .58          $        .38          $        .56

Average shares outstanding - Basic                             31,295,713            28,673,654            31,115,042

Average shares outstanding - Diluted                           31,654,473            29,311,534            31,654,183

Return on common equity                                             23.17%                19.31%                22.29%

Return on assets                                                     1.81%                 1.48%                 1.80%

Loan production                                              $    577,747          $    528,096          $    685,983

Internal Loan Production                                     $    568,480          $    505,712          $    672,695